EXHIBIT 10.90

FIRST AMENDMENT TO THE
NAVISTAR, INC.
MANAGERIAL RETIREMENT OBJECTIVE PLAN

WHEREAS, Navistar, Inc. (the "Company") maintains the Navistar, Inc. Managerial Retirement Objective Plan, as amended and restated effective June 1, 2016 (the "Plan"); and

WHEREAS, the Company has reserved the right to amend the Plan pursuant to Section 7.3 therein;

NOW THEREFORE BE IT RESOLVED, that by virtue and in exercise of the power to amend the Plan reserved to the Company, the Plan be and is hereby amended, as follows:

1.	Effective as of January 1, 2017, by amending Section 1.19 of the Plan to read in its entirety as follows:

"1.19     ‘RPSE’ shall mean the Navistar, Inc. Retirement Plan for Salaried Employees, as may be amended from time to time, and, on and after January 1, 2017, its continuing benefit structure within the Navistar, Inc. Salaried Employees Pension Plan."

2.	Effective as of June 1, 2016, by amending the first sentence of Section 3.3 of the Plan by deleting the first occurrence of the phrase "to receive".

3.
Effective as of December 30, 2016, by amending Sections 2.4 and 3.4 of Supplement A to the Plan by inserting immediately after the phrase "The Retirement Plan for Employees of IC Bus, LLC, as may be amended from time to time," the following:

"and, on and after December 30, 2016, the Navistar, Inc. Salaried Employees Pension Plan (to the extent it is applicable to participants spun off from the Retirement Plan for Employees of IC Bus, LLC), as may be amended from time to time. "

* * * * * * *

DM_US 82871448-1.073825.0022